UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02 Results of Operations and Financial Condition.

In connection with a proposed public offering of shares of common stock of Reviva Pharmaceuticals Holdings, Inc. (the “Company”), the Company is disclosing selected preliminary operating results for the quarter ended March 31, 2021 and certain preliminary financial condition information as of March 31, 2021, as set forth below:

• Net operating loss for the three months ended March 31, 2021 is expected to be approximately $1.9 million.

• A gain on remeasurement of warrant liability is expected to be recorded for approximately $923,000, which will be included as other income, a non-operating financial statement line item on the Company’s statement of operations for the three months ended March 31, 2021.

• Cash as of March 31, 2021 was approximately $5.6 million.  If the Company does not obtain additional financing, either through the completion of the proposed public offering or via other financing alternatives, or the Company does not prudently manage its expenses, its financial condition, cash flows and results of operations could be materially and adversely affected.

The above information is preliminary financial information for the first quarter of 2021 and subject to completion. The unaudited, estimated results for the first quarter of 2021 are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and is subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim consolidated financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the quarter ended March 31, 2021, and its actual results could be materially different from the preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to the Company’s actual results for quarter ended March 31, 2021. In addition, Armanino LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the financial statements and related notes as of and for the quarter ended March 31, 2021, the Company may identify items that would require the Company to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors.

The Company’s financial statements and related notes as of and for the quarter ended March 31, 2021 may not be filed with the SEC until after the proposed public offering is completed. The Company expects to file its Quarterly Report on Form 10-Q including its financial statements for the quarter ended March 31, 2021 on or about May 17, 2021.

The information furnished under this Item 2.02 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: May 10, 2021	By:	/s/ Laxminarayan Bhat
	Name: Title:	Laxminarayan Bhat Chief Executive Officer